AMENDED AND RESTATED
                              MEDIANEWS GROUP, INC.
                             SHAREHOLDERS' AGREEMENT

     THIS AGREEMENT is made effective as of January 31, 2000, and amended and restated as of March 16, 2004, by and among The Singleton Family Voting Trust for MediaNews Group, Inc. (the "Singleton Family Voting Trust"), by Howell E. Begle Jr., Trustee, The Singleton Family Irrevocable Trust by Howell E. Begle, Jr. and Patricia Robinson, Trustees, The Singleton Family Revocable Trust by William Dean Singleton and Howell E. Begle, Jr., Trustees (the Singleton Family Voting Trust, the Singleton Family Irrevocable Trust and the Singleton Family Revocable Trust being sometimes collectively referred to herein as the "Singleton Shareholders"), The Scudder Family Voting Trust for MediaNews Group, Inc. (the "Scudder Family Voting Trust") by Jean L. Scudder, Trustee, The Jean
L. Scudder Irrevocable Trust by Jean L. Scudder, Trustee (the "Jean L. Scudder Irrevocable Trust"), the Scudder Family 1987 Trust by Jean L. Scudder, Trustee (the "Scudder Family 1987 Trust"), Charles Scudder individually, Jean L. Scudder individually, Carolyn Miller, individually, as Trustee under the Jennifer Miller Irrevocable Trust and the Katherine Miller Irrevocable Trust, and Elizabeth H. Difani, individually, as custodian under the UGMA for Miguel Difani and as Trustee under the Chipeta Difani Irrevocable Trust, the Katya Difani Irrevocable Trust and the Gabriel Difani Irrevocable Trust (the Scudder Family Voting Trust, the Jean L. Scudder Irrevocable Trust, the Scudder Family 1987 Trust, Charles Scudder individually, Jean Scudder individually, Carolyn Miller, individually, and as Trustee for the Jennifer Miller Irrevocable Trust and the Katherine Miller Irrevocable Trust, and Elizabeth H. Difani, individually, as custodian for Miguel Difani and as Trustee for the Chipeta Difani Irrevocable Trust, the Katya Difani Irrevocable Trust and the Miguel Difani Irrevocable Trust, being

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sometimes collectively referred to herein as the "Scudder Shareholders"), Joseph
J. Lodovic, IV and MediaNews Group, Inc., a Delaware corporation ("MNG" or the "Company").

     WHEREAS, the current equitable ownership of the Class A Common Stock, par value $0.001 per share, (the "Class A Common Stock") of MNG is as follows:

      The Singleton Family         254,858.9900 Shares of Class A Common Stock
      Revocable Trust

      The Singleton Family         786,426.5100 Shares of Class A Common Stock
      Irrevocable Trust

      Joseph J. Lodovic, IV         58,199.0000 Shares of Class A Common Stock

      Jean L. Scudder,             185,817.3750 Shares of Class A Common Stock
      Individually

      Charles Scudder,             260,321.3750 Shares of Class A Common Stock
      Individually

      Jean L. Scudder, as          123,743.7450 Shares of Class A Common Stock
      Trustee for Kurt Miller
      and Gabriel Difani under
      The Scudder Family 1987
      Trust

      Jean L. Scudder, as           74,504.0000 Shares of Class A Common Stock
      Trustee for Benjamin
      Fulmer and Nina Fulmer
      under The Jean L.Scudder
      Irrevocable Trust

      Elizabeth H. Difani,          86,773.7917 Shares of Class A Common Stock
      Individually

      Elizabeth H. Difani, as      132,299.6658 Shares of Class A Common Stock
      Custodian for
      Miguel Difani, and as
      Trustee for the Chipeta
      Difani Irrevocable Trust,
      the Katya Difani
      Irrevocable Trust and the
      Gabriel Difani Irrevocable
      Trust

      Carolyn Miller,               59,275.1825 Shares of Class A Common Stock
      Individually

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      Carolyn Miller,              118,550.3650 Shares of Class A Common Stock
      as Trustee for
      the Jennifer Miller
      Irrevocable Trust and the
      Katherine Miller
      Irrevocable Trust


      WHEREAS, the MNG shareholders who are parties to this Agreement now own, legally and beneficially, 2,140,770 shares, representing 93.14% of the issued and outstanding shares of the Class A Common Stock (the Class A Common Stock is sometimes referred to herein as the "Stock");

      WHEREAS, concurrently with the execution of this Agreement (i) the Scudder Shareholders are entering into the Scudder Family Voting Trust and (ii) the Singleton Shareholders are entering into the Singleton Family Voting Trust;

      WHEREAS, the parties hereto desire to enter into this Shareholders' Agreement in order to provide a continuing framework for their relationship as legal and beneficial owners of Class A Common Stock and to further define their mutual obligations;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto mutually agree as follows:

                          1. PROPOSED ACTIVITIES OF MNG

     1.01 NEWSPAPER PUBLISHING BUSINESS. MNG will engage only in the business of owning and holding the securities or assets of companies that are in the business of publishing and distributing newspapers or are engaged in related advertising or media based business.

                       2. RESTRICTIONS UPON SALE OR TRANSFER OF STOCK

     2.01 GENERALLY. At any time during the term of this Agreement none of the Singleton Shareholders, the Scudder Shareholders nor any other party to this

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Agreement shall sell, transfer,  assign,  pledge, give away or otherwise dispose of, alienate, or encumber in any manner any interest in, any shares of, or interest in any voting trust certificates relating to, any class, now or hereafter authorized, of the Common Stock of MNG (any Common Stock of MNG or interest in any voting trust certificate relating thereto being hereinafter referred to as the "Stock") beneficially owned by any of them, other than as hereinafter expressly provided in Sections 3, 4 or 5 of this Agreement, and any attempt to sell, transfer, assign, pledge, give away or otherwise dispose of or alienate or encumber any interest in any of the Stock in violation of this Agreement shall be void and of no effect and shall not be recognized or recorded in the stock transfer books of MNG.

     2.02. ADDITIONAL RESTRICTIONS. Until the earlier of (i) the date on which none of the Company's 6 7/8% Senior Subordinated Notes due October 1, 2013 and its 6 3/8% Senior Subordinated Notes due April 1, 2014 is outstanding, or (ii) the date on which MNG's Leverage Ratio, as such term is defined in the Indenture dated January 26, 2004 by and between the Company and The Bank of New York as Trustee, is less than 3:1, and except as otherwise provided in Section 3 or 4 hereof, no person who is a party to or who is otherwise bound by the terms of this Agreement shall sell, transfer, assign, pledge, give away or otherwise dispose of, alienate, or encumber in any manner whatsoever (each, a "Transfer") any shares or interest in any shares of any class, now or hereafter authorized, of the Stock beneficially owned by it unless all shares of Stock of the Company then outstanding are Transferred by the holders thereof in a single transaction or series of related transactions on substantially the same terms.

     2.03 TAG-ALONG RESTRICTIONS/RIGHTS.

     (a) No shareholder (a "Selling Shareholder") shall, individually or collectively, in any one transaction or series of transactions, directly or indirectly, Transfer rights to all or any part of the Selling Shareholder's Stock in a transaction not otherwise permitted under Section 3 or Section 4 hereof, to any person (other than a Permitted Transferee) (a "Third Party") unless the terms and conditions of such Transfer to such Third Party shall include an offer to each other Shareholder (each, for purposes of the Section 2.03, a "Tag-Along Offeree,") to include at the option of each Tag-Along
Offeree, in the sale or other disposition to the Third Party such number of shares owned by each such Tag-Along offeree at the time of such Transfer determined in accordance with this Section 2.03. The Selling Shareholder proposing to effect such Transfer (the "Transferor") shall send a written notice (the "Tag-Along Notice") to each of the Tag-Along Offerees setting forth the maximum number of shares of Stock the Third Party is willing to purchase or otherwise acquire. At any time within 30 days after its receipt of the Tag-Along Notice, each of the Tag-Along Offerees may exercise its option to sell a number of shares of Stock owned by such Tag-Along Offeree determined in accordance with the provisions of Section (b) of this Section 2.03 by furnishing written notice of such exercise (the "Exercise Notice") to the Transferor, which Exercise Notice shall set forth the maximum and minimum number of shares of Stock that such Tag-Along Offeree wishes to Transfer to the Third Party.

     (b) If the proposed sale or other disposition to the Third Party by the Transferor is consummated, each Tag-Along Offeree shall have the right to sell to the Third Party as part of such proposed Transfer the same percentage of the total number of shares of Stock then owned by such Tag-Along Offeree as the

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percentage  of the total  number of shares of Stock  then  owned by the  Selling
Shareholder to be Transferred to the Third Party; PROVIDED, HOWEVER, that, in the event that the total number of shares of Stock proposed to be Transferred by the Transferor and all Tag-Along Offerees as set forth in their respective Exercise Notices exceeds the maximum number of shares of Stock that the Third Party is willing to purchase or otherwise acquire, then the number of shares of Stock to be Transferred by the Transferor and the Tag-Along Offerees who have given Exercise Notices shall be allocated among the Transferor and such Tag-Along Offerees (with rounding to avoid fractional shares) in proportion to the number of shares of Stock that each of them originally proposed to Transfer to the Third Party; PROVIDED that if such allocation would result in any such Tag-Along Offeree Transferring less than the minimum number of shares of Stock set forth in such Tag-Along Offeree's Exercise Notice, such Exercise Notice shall be deemed revoked and the shares of Stock which such Tag-Along Offeree would otherwise have been entitled to Transfer to the Third Party shall be allocated among the Transferor and the other Tag-Along Offerees who gave Exercise Notices in accordance with the foregoing provisions of this sentence. All calculations pursuant to this paragraph Section 2.03 shall exclude and ignore any unissued shares of Stock issuable pursuant to stock options, warrants and other rights to acquire shares of Stock.

     (c) Each of the Transferor and the Third Party shall have the right, in its sole discretion, at all times prior to consummation of the proposed Transfer giving rise to the tag-along right granted by this Section 2.03, to abandon, rescind, annul, withdraw or otherwise terminate such Transfer whereupon all tag-along rights in respect of such sale or other disposition pursuant to this
Section  2.03 shall  become null and void,  and neither the  Transferor  nor the

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Third Party shall have any liability or obligation to any Tag-Along Offeree with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.

     (d) The purchase from the Tag-Along Offerees pursuant to this Section 2.03 shall be on the same terms and conditions, including but not limited to the per share price and the date of sale or other disposition, as are applicable to the Transferor which shall be as stated in the Tag-Along Notice provided to the Tag-Along Offerees by the Transferor.

     (e) If within 30 days after receipt of the Tag-Along Notice, any Tag-Along Offeree has not delivered an Exercise Notice, such Tag-Along Offeree will be deemed to have waived any and all of its rights with respect to the Transfer described in the Tag-Along Notice and the Transferor shall have 90 days after the expiration of such 30 day period in which to Transfer not more than the number of shares of Stock described in the Tag-Along Notice (minus the number of shares of Stock Transferred to the Third Party by Tag-Along Offerees) on terms not more favorable to the Transferor than were set forth in the Tag-Along Notice. If, at the end of 120 days following the receipt of the Tag-Along Notice, the Transferor has not completed the Transfer of Stock of the Transferor in accordance with the terms described in the Tag-Along Notice, all the restrictions on Transfer contained in this Agreement with respect to Stock owned by the Transferor shall again be in effect.

                  3. PERMITTED TRANSFERS AMONG RELATED PARTIES

     3.01 PERMITTED TRANSFERS. At any time during the term of this Agreement, any shareholder may at any time sell to MNG all or any portion of their interest in shares of Stock, for such consideration as such Shareholder and MNG shall mutually determine appropriate, and any of the Singleton Shareholders or Scudder Shareholders may at any time sell, transfer, or assign by inter vivos gift, testamentary bequest, or otherwise, for such consideration, if any, as such person or entity shall, in its or his sole discretion, determine appropriate (and without the prior consent of any other shareholder or party to this Agreement), all or a portion of their interest in shares of Stock to members of their respective families (i.e., their spouses, parents, siblings, children, any descendants of the foregoing or any spouses of any of the foregoing) or to a trust for the benefit of such family member(s) or in the case of a trust, to its grantor or to its beneficiaries, (all such permitted transferees sometimes being hereafter referred to as "Permitted Transferees") provided that the person or trustee of any trust to whom such shares are transferred shall, together with his successors, assigns, distributees, legatees, personal representatives, any receiver or trustee in bankruptcy or trust beneficiaries, shall take such Stock subject to and bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 3 and of Sections 2, 4, 5, 6 and 7 hereof, and further provided that the Transferee shall execute and deliver to MNG a written acknowledgment of the foregoing, whereupon a new certificate shall be issued representing the shares of Stock transferred and bearing the restrictive legend set forth in Paragraph 6.01 hereof.

     3.02 AGREEMENT OF THE TRUSTEES. Each of the Trustees acknowledges that he or she has only bare legal title to the Stock beneficially owned by the Singleton Shareholders and the Scudder Shareholders, respectively, and he or she agrees with all parties hereto that he or she shall promptly take all action necessary and appropriate to effect the transfer of title to any Stock that is permitted or required to be transferred by the Singleton Shareholders or the Scudder Shareholders, as the case may be, pursuant to the provisions of this
Section 3 or under Sections 4 or 5. Each such Trustee further agrees that he or she shall not have the power to transfer title to any of the Stock owned of record by him except pursuant to a transfer permitted or required to be made by the Singleton Shareholders or Scudder Shareholders under this Section 3 or under Sections 4 or 5. All of the provisions of this Section 3.02 shall be binding upon all successors and assigns of each such Trustee.

                   4. TRANSFER OF STOCK BY CONSENT OF PARTIES

     4.01 TRANSFER BY CONSENT. At any time during the term of this Agreement any Shareholder may Transfer, with or without consideration, all or any part of its Stock free and clear of any restrictions or limitations in this Agreement, but only with the express prior written consent of all of the other parties to this Agreement, which consent may be granted or withheld in the sole and absolute discretion of each of such parties. In the event such prior written consent is obtained, this Agreement shall not apply to the Stock to which the consent relates, so long as the Transfer is made in accordance with all the terms and conditions of such consent.

            5. COMPANY'S AND SHAREHOLDERS' OPTIONS TO PURCHASE STOCK

     5.01 OPTION TO PURCHASE.  Subject to the restrictions set forth in Sections
2.02 and 2.03 hereof, should any Shareholder (for purposes of this Section 5, a "Selling Shareholder") desire to Transfer rights in all or any part of the Selling Shareholder's Stock in a transaction not otherwise permitted under
Section 3 or 4 hereof, whether the Selling Shareholder desires to initiate a Transfer or is responding affirmatively to an offer to Transfer, before doing so the Selling Shareholder shall first permit (i) the Company and thereafter (ii) the other Shareholders (the "Remaining Shareholders") to exercise an option to purchase the shares of Stock which the Selling Shareholder desires to Transfer in accordance with the provisions of this Section.

     (a) Subject to the restrictions set forth in Sections 2.02 and 2.03 above, a Shareholder may solicit third parties to purchase its Stock prior to offering the same to the Company and the Remaining Shareholders, but no Transfer to a third party may be consummated until such Stock has been offered to (i) the Company and thereafter, (ii) the Remaining Shareholders in accordance with this Agreement.

     5.02 REQUIRED NOTICE. Upon deciding to Transfer all or any rights in all or any part of his stock, whether the Selling Shareholder desires to initiate a Transfer or is responding affirmatively to an offer to purchase, except for Transfers expressly authorized pursuant to Sections 3 and 4 of this Agreement, the Selling Shareholder shall simultaneously notify the Company and the Remaining Shareholders of the intended Transfer. Such notice (the "Transfer Notice") shall contain a complete description of the proposed transaction, including the identity of any proposed Transferee, the "Purchase Price" (as such term is defined in Section 5.04 hereof) offered by the Selling Shareholder or proposed by a bona fide third party transferee and all other material terms of such disposition. The Transfer Notice shall also specify whether the Selling Shareholder is only willing to Transfer all of his Stock, or is willing to Transfer only a portion thereof, and such specifications shall control the scope of any option to purchase thereunder.

     5.03 SCOPE AND PRIORITY OF COMPANY'S AND REMAINING SHAREHOLDERS' OPTIONS.

     (a) Upon receipt of a Transfer Notice from a Selling Shareholder pursuant to Section 5.02, the Company shall thereupon have the first option to purchase all (but not less than all) of such shares of Stock tendered at the Purchase Price. Such option to purchase must be exercised by the Company within thirty
(30) days after receipt of the Transfer Notice. Any exercise of such option to purchase Stock by the Company shall be made by notice in writing to the Selling Shareholder, with a copy to all other Shareholders, mailed within such thirty day period. If the Company elects not to exercise such option to purchase it shall so notify in writing the Selling Shareholder, with a copy to all other Shareholders, (the "Non-Exercise Notice") mailed within such thirty day period.

     (b) If the Company fails to exercise its option to purchase all of the Selling Shareholder's Stock in accordance with Section 5.03(a) above, then upon receipt of a notice (the "Second Transfer Notice") from a Selling Shareholder that the Company has failed to exercise its option to purchase pursuant to
Section 5.03(a) above, or that the Company has notified the Selling Shareholder that it has elected not to exercise such option to purchase, the Remaining Shareholder(s) shall thereupon have an option to purchase all of such shares tendered at the Purchase Price. This option to purchase must be exercised by the Remaining Shareholder(s) within thirty (30) days after receipt by the Remaining Shareholders of the Second Transfer Notice. If any Remaining Shareholder fails to exercise his option to purchase shares, or exercises such option to purchase less than all the shares available to him, then the other Remaining Shareholders shall have a period of thirty (30) days following the initial thirty day period to acquire all or any part of such offered shares which are left. Any exercise of such option to purchase Stock by the Remaining Shareholder(s) shall be made by notice in writing to the Selling Shareholder, with a copy to all other Shareholders, mailed within such thirty (30) day period (or, if not all shares of the Selling Shareholder are acquired during such first period, then by notice mailed within the ten day period following).

     (c) Any notice given pursuant to this Section 5 shall be given as provided in Section 9.01 of this Agreement.

     5.04 PURCHASE PRICE.

     (a) If the purchase price (the "Purchase Price") set forth in the Transfer Notice is a bona fide all cash offer, then the Purchase Price shall be such all cash offer.

     (b) If all or any part of the  Purchase  Price  set  forth in the  Transfer
Notice is non-cash consideration, then the Fair Market Value (as such term is defined herein) of such non-cash consideration shall be determined pursuant to the provisions of Section 5.05 hereof. The time periods for exercise of options to purchase set forth in Section 5.03(a) and (b) hereof shall be tolled until such time as the Fair Market Value of a non-cash offer has been determined in accordance with the provisions of Section 5.05 hereof.

     (c) As used in this Agreement, "Fair Market Value" shall mean the amount that would be paid for all of the outstanding shares of capital stock of the Company as a going concern, on a consolidated basis with its subsidiaries, by a willing buyer to a willing seller, both knowledgeable in the newspaper publishing industry.

     5.05 DETERMINATION OF FAIR MARKET VALUE.

     (a) If all or any part of the Purchase Price specified in the Transfer Notice is a non-cash offer, then the Selling Shareholder and the Company may mutually agree as to the Fair Market Value of the non-cash offer. If the Selling Shareholder and the Company are unable to agree on such value within thirty (30) days after the Company and the Remaining Shareholders receive the Transfer Notice, then in such event, Fair Market Value shall be established as hereinafter provided by two independent qualified appraisers knowledgeable in the newspaper publishing industry, one to be appointed by the Selling Shareholder and the other to be appointed by majority vote of the Remaining Shareholders (irrespective of whether the Company shall exercise the option granted to it under Section 5.03 of this Agreement).

     (b) The two independent appraisers shall be appointed within thirty (30) days after receipt by the Company and Remaining Shareholders of the Transfer Notice. If either the Selling Shareholder or the Remaining Shareholders fails to appoint an appraiser within this time period, then its right to do so shall lapse, and the appraisal made by the one independent appraiser who is timely appointed shall be the Fair Market Value. If two appraisals are made, and if the higher appraisal does not exceed 110% of the lower, Fair Market Value will be the average of the two. If the two appraisals are further apart, a third appraiser will be selected within thirty (30) days by the first two appraisers, and the Fair Market Value will be deemed to be the average of the third appraisal and the one of the first two appraisals which is closer to the third. All appraisals shall be made within thirty (30) days of appointment of an appraiser and written notice of the results of such appraisal shall be given to the parties within such time. The Fair Market Value of MNG will be determined in its entirety as a going concern, with the Selling Shareholder to receive a proportionate part of the total value based on the number of shares being sold by it. In making any appraisal hereunder all debts and liabilities shall be taken into account and there shall be no discount made on account of the Selling Shareholder's interest being a minority interest, and no premium imposed on account of the Selling Shareholder's interest being a majority interest. The Selling Shareholder shall pay the fee of the appraiser selected by it, and the Remaining Shareholders (irrespective of whether the Company shall exercise the option granted to it under Section 5.03 of this Agreement) shall pay the fee of the appraiser selected by them (in proportion to their respective ownership interests in the Company) with the fee of any third appraiser to be divided equally among the Selling Shareholder and the Remaining Shareholders.

     5.06 FAILURE TO EXERCISE. If the Remaining Shareholder(s) fails to exercise its/their option to purchase the Selling Shareholder's Stock, the Selling Shareholder shall be free to dispose of such Stock within the ninety (90) day period after the expiration of the Remaining Shareholder(s) option, but not below the Purchase Price offered to the Remaining Shareholders, and not to a different transferee than specified in the Transfer Notice (if any transferee was so specified), or in a materially different manner or on materially different terms. If the Stock is not disposed of within such ninety (90) day period then this right shall lapse and the Selling Shareholder must thereafter recommence the offering process to the Company and the Remaining Shareholder(s) if he subsequently wishes to dispose of his shares. For purposes of this Section, a sale shall be deemed made when closing has occurred, and the transfer agent (or if no transfer agent has been appointed, the Secretary of MNG) has been requested to record the transfer of Stock in the stock transfer records of MNG. Any person to whom the shares of the Selling Shareholder are transferred, following the Remaining Shareholder(s)' failure to exercise its/their option to purchase, shall take such shares subject to all the terms and conditions and restrictions imposed by this Agreement.

     5.07 PAYMENT OF PURCHASE PRICE.

      (a) The purchaser of any Stock under this Section 5 shall have the option to pay the Purchase Price in one of two methods. The first method, called Option 1, shall consist of full payment of the Purchase Price by a wire transfer of immediately available federal funds to a bank account designated by the Selling Shareholder upon a date mutually selected by the Selling Shareholder and the purchaser which is not more than ninety (90) days after the determination of the Purchase Price as hereinbefore provided (such date being herein referred to as the "Closing Date").

     Upon receipt of the Purchase Price on the Closing Date, all interest of the Selling Shareholder in the Stock being sold shall terminate, and the Selling Shareholder shall cease to have any further rights as a Shareholder in the Stock being sold.

     At the Closing or the Closing Date, the Selling Shareholder shall deliver to the purchaser a certificate or certificates duly endorsed for transfer representing all of the Stock being sold on that date by the Selling Shareholder.

     (b) The second method of payment for Stock called Option 2 shall consist of paying not less than ten percent (10%) of the total Purchase Price in cash on the Closing Date, and by giving the Selling Stockholder the purchaser's promissory note for the balance of the Purchase Price in not more than 120 equal monthly installments of principal.

     Simple interest on the unpaid principal balance of the Purchase Price shall accrue from the Closing Date and shall be payable monthly at the base rate of interest established by Bank of America, N.A., as such rate may change from time to time, but in no event less than the minimum rate of interest that is required under the Internal Revenue Code and the regulations thereunder to avoid the imputation of a higher rate. The first installment of principal and interest shall be due on the first day of the first calendar month following the Closing Date, and such installments shall continue on the first day of each month thereafter until the entire principal balance together with interest thereon have been paid, but in any case for a period of not more than ten (10) years from the date of the first installment.

     The purchaser's promissory note shall provide that such note shall be payable in full (i) upon the sale of all or substantially all of the assets used by MNG or its direct or indirect subsidiaries in the operation of their business, (ii) upon the sale of 50% or more of the then outstanding Stock of MNG within any 180 day period, or (ii) upon the offering of any equity securities by MNG or any subsidiary of MNG for sale to the public after the date hereof. As used in this paragraph, the term "sale" includes an exchange of assets or Stock for assets or stock, whether or not gain or loss attributable to such transaction is recognized for federal income tax purposes. However, the term "sale" shall not include any transaction by which the Stock or assets of MNG become owned by any parties to this Agreement or any Transferee permitted under
Section 3 hereof or any corporation or other entity that is wholly owned by one or more of the parties to this Agreement.

     If the purchaser elects Option 2, in order to secure the performance by the purchaser of the obligations under his or its promissory note, the purchaser shall place the stock certificate or certificates representing the Stock purchased in escrow with the law firm of Hughes Hubbard & Reed LLP, 1775 I Street, N.W., Washington, D.C. 20006-2401, or such other person or entity as shall be mutually acceptable to the purchaser and seller, as escrow agent (the "Escrow Agent"), with stock powers duly endorsed in blank, as security for the payment of the unpaid principal balance and interest on the purchaser's promissory note. The Escrow Agent may require the purchaser and seller to execute and deliver an escrow agreement more fully outlining the obligations of the Escrow Agent and otherwise containing terms and conditions typically found in escrow agreements in commercial transactions and not inconsistent with this Agreement. The promissory note given by each purchaser shall provide that upon default in payment of any installment of principal or interest if such default shall continue for more than thirty (30) days after written notice of default has been given to the purchaser by the holder of the note, the holder of the note at that time may inform the Escrow Agent in writing of the default, and thereupon, the Escrow Agent shall deliver the stock certificates and accompanying stock powers to the holder of the promissory note. Upon such delivery (1) all obligations of the Escrow Agent to all of the parties hereunder shall cease and (2) the holder of the promissory note shall be entitled to pursue whatever remedies it may have in law or equity against the purchaser.

     Voting and dividend rights (other than the rights to any liquidating dividend) with respect to the pledged Stock shall be vested in the purchaser while such Stock is held in escrow and until there has been a default in payment of interest or principal with respect to the promissory note.

     All Stock pledged hereunder and all the accompanying stock powers shall be returned to the purchaser upon full satisfaction of the promissory note.

     In addition to the provisions for payment contained above in this Section, the purchaser, at its sole option, may prepay any amount of principal or interest due on the purchaser's promissory note at any time, without penalty. Any prepayment shall be applied against the remaining principal installments due under the note to the Selling Shareholder in the inverse order in which such installments fall due. Any prepayment shall be applied first to pay any interest that is in arrears, and then shall be applied to reduce the entire principal balance before any prepayment is applied to interest that is not in arrears.

                              6. RESTRICTIVE LEGEND

     6.01 FORM OF LEGEND. All certificates for the shares of the Stock shall bear the legend set forth below.

     "Sale, transfer, assignment, pledge, gift or any other disposition, alienation or encumbrance of the shares represented by this certificate is restricted by the terms of a Shareholders' Agreement dated as of January 31, 2000, among certain Shareholders and the Company, which may be examined at the office of the Company, and such shares may be sold, transferred, assigned, pledged, given or otherwise disposed of, alienated or encumbered only upon compliance, with the terms of that Agreement, which is incorporated herein by reference."

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the `Act') and may not be offered, sold, or otherwise transferred, unless and until
     (i) a registration statement with respect thereto is effective under the Act or (ii) in the opinion of counsel, which opinion is reasonably satisfactory in form and in substance to counsel for the Company, such offer, sale or other transfer is in compliance with the Act and any applicable state securities laws."

     6.02 STOCK NOT REGISTERED; PURCHASE FOR INVESTMENT. The parties hereto expressly acknowledge and agree that the Stock is restricted as described in the above legends; and that MNG is under absolutely no obligation to, and has no plans to, register any of the Stock under the Securities Act of 1933, as amended.

                              7. GENERAL COVENANTS

     7.01 APPLICABILITY OF COVENANTS. The covenants set forth in this Section 7 are made for the benefit only of each of the parties to this Agreement and any permitted transferee of any such party.

     7.02 NEGATIVE COVENANTS.

     (a) From and after the date hereof, no equity securities of MNG shall be issued, or class of securities convertible into equity securities of MNG created, or obligations of MNG to issue additional equity securities incurred.

     (b) MNG covenants that it shall not do, take or permit any of the following actions, unless the same shall have first been approved by the approval of all directors then serving on MNG's Board of Directors, or by unanimous approval of the full Executive Committee of MNG's Board of Directors as appointed by all directors then serving on the Board of Directors, or by the holders of not less than 75% of the shares of Stock then outstanding, voting as a single class, and each of the parties to this Agreement covenant that they shall cause MNG to refrain from such actions, unless they have been approved in the manner provided above:

          (1) Declare and pay any dividends on its common stock;

          (2) Purchase or redeem any of its capital stock;

          (3) Adopt annual capital or annual operating budgets;

          (4) Except as otherwise provided in the Certificate of Incorporation, create, establish or acquire any subsidiary, or liquidate or dissolve itself or any subsidiary, or merge or consolidate, or cause or permit any subsidiary to be merged or consolidated, with any corporation, or enter into any transaction under which any class of its stock would be acquired or the stock of any subsidiary would be sold, or sell, lease, encumber, convey, transfer or otherwise dispose of all or any substantial part of its assets or those of any subsidiary, or amend its Certificate of Incorporation or Bylaws, or, except as otherwise provided in the Certificate of Incorporation, issue any capital stock not specifically permitted herein, or permit any subsidiary to issue capital stock to any person other than MNG or elect any directors of any subsidiary;

          (5) Increase the aggregate borrowing capacity of MNG and its subsidiaries by more than $10 million in any fiscal year beyond the current level of $350,000,000 which is reflected under MNG's and its subsidiaries current bank credit facilities;

          (6) Enter into or acquiesce in any agreement which limits or restricts the rights of MNG or any of the parties to this Agreement to comply with the provisions of this Agreement; or,

          (7) Replacing or discharging the chief executive officer of MNG.

                                8. MISCELLANEOUS

     8.01 NOTICES. All notices and other communications hereunder shall be in writing and deemed to have been duly given if delivered by hand or mailed, postage prepaid by certified mail, return receipt requested to the following persons and addresses:

      (a)    To MNG:                   W. Dean Singleton,
                                       Vice Chairman, Chief Executive Officer
                                       and President
                                       1560 Broadway, Suite 2100
                                       Denver, Colorado 80202
                                       Facsimile: (303) 894-9340

             With A Copy To:           Howell E. Begle, Jr., Esq.
                                       Hughes Hubbard & Reed LLP
                                       1775 I Street, N.W.
                                       Washington, D.C. 20006-2401
                                       Facsimile: (202) 721-4646

                                       and

                                       James Modlin, Esq.
                                       Hughes Hubbard & Reed LLP
                                       One Battery Park Plaza
                                       New York, NY 10004
                                       Facsimile: (202) 422-4726

      (b)    To The Scudder Family     Jean L. Scudder
             Voting Trust, The Jean    193 Old Kents Hill Road
             L. Scudder Irrevocable    Readfield, Maine 04335
             Trust, The Scudder
             Family 1987 Trust,
             Jean Scudder:

             With A Copy To:           Frederick W. Rose, Esq.
                                       Cooper, Rose & English. LLP
                                       20 Bingham Avenue
                                       Rumson, New Jersey 07760
                                       Facsimile: (732) 758-1879

      (c)    To Charles A. Scudder:    Dr. Charles A. Scudder
                                       4625 SW 29th Ave.
                                       Portland, OR 97239

             With A Copy To:           Frederick W. Rose, Esq.
                                       Cooper, Rose & English. LLP
                                       20 Bingham Avenue
                                       Rumson, New Jersey 07760
                                       Facsimile: (732) 758-1879

      (d)    To Elizabeth H. Difani,   Mrs. Elizabeth H. Difani
             the Chipeta Difani        6000 Apple Road
             Irrevocable Trust, the    Route 1, Box 138
             Katya Difani Irrevocable  Polson, MT 59860
             Trust and the Gabriel
             Difani Irrevocable
             Trust:

             With A Copy To:           Frederick W. Rose, Esq.
                                       Cooper, Rose & English. LLP
                                       20 Bingham Avenue
                                       Rumson, New Jersey 07760
                                       Facsimile: (732) 758-1879

      (e)    To Carolyn Miller, the    Mrs. Carolyn Miller
             Jennifer Miller           926 South Waterloo Road
             Irrevocable Trust and     Devon, PA 19333
             the Katherine Miller
             Irrevocable Trust:

             With A Copy To:           Frederick W. Rose, Esq.
                                       Cooper, Rose & English. LLP
                                       20 Bingham Avenue
                                       Rumson, New Jersey 07760
                                       Facsimile: (732) 758-1879

      (f)    To The  Singleton         Howell E. Begle, Jr., Esq.
             Family  Voting Trust:     Hughes  Hubbard & Reed LLP
                                       1775 I Street, N.W.
                                       Washington, D.C. 20006-2401
                                       Facsimile: (202) 721-4646

      (g)    To The Singleton          W. Dean Singleton
             Family Revocable          1560 Broadway, Suite 2100
             Trust:                    Denver, Colorado 80202
                                       Facsimile: (303) 894-9340

             With A Copy To:           Howell E. Begle, Jr., Esq.
                                       Hughes Hubbard & Reed LLP
                                       1775 I Street, N.W.
                                       Washington, D.C. 20006-2401
                                       Facsimile: (202) 721-4646

      (h)    To The Singleton          Patricia Robinson
             Family Irrevocable        1560 Broadway, Suite 2100
             Trust:                    Denver, Colorado 80202
                                       Facsimile: (303) 894-9340

             With A Copy To:           Howell E. Begle, Jr., Esq.
                                       Hughes Hubbard & Reed LLP
                                       1775 I Street, N.W.
                                       Washington, D.C. 20006-2401
                                       Facsimile: (202) 721-4646

      (i)   To Joseph J. Lodovic, IV:  Joseph  J. Lodovic,  IV
                                       MediaNews  Group,  Inc. 1560
                                       Broadway,  Suite  2100
                                       Denver,  Colorado 80202
                                       Facsimile: (303) 894-9340

or to such subsequent persons and addresses as may be specified by notice.

     8.02 EQUITABLE RELIEF. The parties hereby acknowledge that monetary damages are insufficient to adequately remedy the damages which will accrue, or which have accrued, to a party hereto by reason of a failure to perform any of the obligations required under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including MNG) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or personal representative has or have an adequate remedy at law, and such person shall not advance in any such action or proceeding the claim or defense that such remedy at law exists.

     8.03 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement among the parties and it may not be modified, changed, or amended unless the same be in writing and signed by all of the parties hereto, or their successors or assigns.

     8.04 SUCCESSORS AND ASSIGNS. All of the terms and conditions herein contained shall bind each of the parties hereto, their successors, assigns, distributees, legatees, heirs, executors, administrators and personal representatives and also any receiver or trustee in bankruptcy or insolvency.

     8.05 BROKERAGE AND EXPENSES. The parties hereto agree to pay their respective expenses incurred in connection with this Agreement. Each of the parties represents that it has had no dealings in connection with this transaction with any finder, broker or other third party who may have a claim against any of the other parties hereto arising out of or in connection with any of the transactions contemplated by this Agreement; and each agrees to indemnify the others against and hold the others harmless from any and all liabilities (including without limitation, cost of counsel) to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of, or loss of investment rights or opportunity caused by, the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     8.06 WAIVERS. The terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver by any party of any breach of any term, covenant, representation, condition or warranty contained in this Agreement, whether by contract or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any other breach of any other term, covenant, representation, condition or warranty contained in this Agreement.

     8.07 AMENDMENT. This Agreement may be amended only by a written instrument executed by all of the parties hereto.

     8.08 ANNOUNCEMENT. Such public announcement or "release" describing the transactions provided for herein as may be required by applicable law or regulation shall be made by MNG. No other public announcement or release with respect to the transactions provided for herein shall be made by any party, unless the same shall be approved in advance by the other parties hereto.

     8.09 CAPTIONS AND PRONOUNS. The captions appearing in this Agreement are included solely for the convenience of the parties and shall not be given any effect in construing this Agreement. Wherever singular pronouns are used herein, the same shall include the plural, and VICE VERSA, and wherever words of any gender are used herein, such words shall include other genders.

     8.10 CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.

     8.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by facsimile signatures, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have entered into this amended and restated Agreement as of the date and year first shown above.


                              MEDIANEWS GROUP, INC.


                                    By: /S/ W. DEAN SINGLETON
                                        ----------------------------------------
                                        W. Dean Singleton, Vice Chairman,
                                        Chief Executive Officer and President


                                    THE SINGLETON FAMILY VOTING TRUST
                                    FOR MEDIANEWS GROUP, INC.


                                    By: /S/ HOWELL E. BEGLE
                                        ----------------------------------------
                                        Howell E. Begle, Jr., Trustee

                                    THE SINGLETON FAMILY IRREVOCABLE TRUST


                                    By: /S/ HOWELL E. BEGLE
                                        ----------------------------------------
                                        Howell E. Begle, Jr., Trustee


                                    By: /S/ PATRICIA ROBINSON
                                        ----------------------------------------
                                        Patricia Robinson, Trustee


                                    THE SINGLETON FAMILY REVOCABLE TRUST


                                    By: /S/ WILLIAM DEAN SINGLETON
                                        ----------------------------------------
                                        William Dean Singleton, Trustee


                                    By: /S/ HOWELL E. BEGLE
                                        ----------------------------------------
                                        Howell E. Begle, Jr., Trustee


                                        /S/ JOSEPH J. LODOVIC, IV
                                        ----------------------------------------
                                        Joseph J. Lodovic, IV, Individually


                                    THE SCUDDER FAMILY VOTING TRUST FOR
                                    MEDIANEWS GROUP, INC.


                                    By: /S/ JEAN L. SCUDDER
                                        ----------------------------------------
                                        Jean L. Scudder, Trustee

                                    THE JEAN L. SCUDDER IRREVOCABLE
                                    TRUST


                                    By: /S/ JEAN L. SCUDDER
                                        ----------------------------------------
                                        Jean L. Scudder, Trustee


                                    THE SCUDDER FAMILY 1987 TRUST


                                    By: /S/ JEAN L. SCUDDER
                                        ----------------------------------------
                                        Jean L. Scudder, Trustee


                                    /S/ JEAN L. SCUDDER
                                    --------------------------------------------
                                    Jean L. Scudder, Individually


                                    /S/ CHARLES SCUDDER
                                    --------------------------------------------
                                    Charles Scudder, Individually


                                    /S/ CAROLYN MILLER
                                    --------------------------------------------
                                    Carolyn Miller, Individually


                                    THE JENNIFER MILLER IRREVOCABLE TRUST


                                    By: /S/ CAROLYN MILLER
                                        ----------------------------------------
                                        Carolyn Miller, Trustee

                                    THE KATHERINE MILLER IRREVOCABLE TRUST


                                    By: /S/ CAROLYN MILLER
                                        ---------------------------------------
                                        Carolyn Miller, Trustee


                                    /S/ ELIZABETH DIFANI
                                    --------------------------------------------
                                    Elizabeth Difani, Individually


                                    /S/ ELIZABETH DIFANI
                                    --------------------------------------------
                                    Elizabeth Difani, as Custodian for
                                    Miguel Difani


                                    THE CHIPETA DIFANI IRREVOCABLE TRUST


                                    By: /S/ ELIZABETH DIFANI
                                        ----------------------------------------
                                        Elizabeth Difani, Trustee


                                    THE KATYA DIFANI IRREVOCABLE TRUST


                                    By: /S/ ELIZABETH DIFANI
                                        ----------------------------------------
                                        Elizabeth Difani, Trustee


                                    THE GABRIEL DIFANI IRREVOCABLE TRUST


                                    By: /S/ ELIZABETH DIFANI
                                        ----------------------------------------
                                        Elizabeth Difani, Trustee